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                                                                   EXHIBIT 23.01



          CONSENT OF KPMG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
of PharmChem, Inc.:

We consent to the incorporation by reference in the registration statements (File numbers 33-45481, 33-64770 and 333-36885) on Forms S-8 of PharmChem, Inc. of our report dated March 14, 2002, except for Note 13 as to which the date is March 29, 2002, relating to the consolidated balance sheets of PharmChem, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of PharmChem, Inc.

Our report refers to the report of other auditors.



                                               KPMG LLP

San Francisco, California
April 12, 2002